As filed with the Securities and Exchange Commission on June 18, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRAL PACIFIC FINANCIAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

HAWAII	99-0212597
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Central Pacific Bank 401(k) Retirement Savings Plan

(Full Title of Plan)

Glenn K.C. Ching

Senior Vice President, Corporate Secretary and General Counsel

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Craig D. Miller, Esq.

Manatt, Phelps & Phillips, LLP

One Embarcadero Center

San Francisco, California 94111

(415) 291-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller-reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, no par value per share(2)	250,000	$20.14	$5,033,750	$648.35

(1)                                 The common stock being registered hereby includes associated rights to acquire Junior Participating Preferred Stock, Series C, of Central Pacific Financial Corp. pursuant to the Company’s Tax Benefits Preservation Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”) pursuant to the adjustment provisions therein.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)                                 Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of Central Pacific Financial Corp. common stock reported on the New York Stock Exchange on June 17, 2014.

EXPLANATORY STATEMENT

Pursuant to General Instruction E to Form S-8, this registration statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”), is effective.  Accordingly, this Registration Statement consists only of the following:  the facing page, the required statement regarding incorporation by reference set forth below, the required opinions and consents, the signature page and information that is required in this registration statement that is not in the earlier registration statement All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

This Registration Statement hereby incorporates by reference the contents of Central Pacific Financial Corp’s. (“Central Pacific” or the “Registrant”) earlier registration statement on Form S-8, Registration File No. 333-141232, filed with the Securities and Exchange Commission on March 12, 2007.  After giving effect to this filing, an aggregate of 275,000 shares of Central Pacific common stock have been registered for issuance in connection with the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

In addition to the documents set forth in Registration File No. 333-141232 and all other documents and reports filed by the Registrant and the Plan under Sections 13(a), 13(c), 14 or 15(d) since the date of such original registration statement, which are incorporated herein by reference, the following documents listed below have been filed with the Securities and Exchange Commission by the Registrant (File No. 001-31567) and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed:

(1)   The description of the Registrant’s rights to acquire the Registrant’s Junior Participating Preferred Stock, Series C, contained in the Registrant’s registration statement filed by the Registrant pursuant to Section 12(b) of the Exchange Act, and any amendment or reports filed that update that description.

(2)   The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2012 filed with the SEC on June 26, 2013.

Please note that all other documents and reports filed by the Registrant and the Plan under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remain unsold of this offering will be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents with the Securities and Exchange Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 5.    Interests of Named Experts and Counsel.

The validity of the shares of common stock to be issued under the terms of the Plan will be passed upon for the Registrant by Mr. Glenn K.C. Ching, Senior Vice President, Corporate Secretary and General Counsel of the Registrant. As of the date of this document, Mr. Ching owns shares of the Registrant’s common stock and holds stock grants to purchase new shares of such stock and is an eligible participant under the Plan.

Item 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
4.1	Restated Articles of Incorporation of the Registrant (1)

4.2	Bylaws of the Registrant, as amended (2)

4.3	Registrant’s 401(k) Plan, as amended*

5.1	Opinion of Glenn K.C. Ching, General Counsel to the Registrant *

5.2	IRS Determination Letter with respect to the Plan*

23.1	Consent of KPMG, LLP *

23.2	Consent of Glenn K.C. Ching, General Counsel to the Registrant (Included in Exhibit 5.1) *

24.1	A power of attorney is set forth on the signature page to this Registration Statement

*Filed herewith

(1)                                 Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2014 and incorporated herein by reference..

(2)                                 Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 27, 2012, and incorporated herein by reference.

Item 9.    Undertakings.

(a)                                 The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Honolulu, state of Hawaii, on June 11, 2014.

CENTRAL PACIFIC FINANCIAL CORP.
(Registrant)

/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President, Corporate Secretary and General Counsel

Each of the undersigned hereby appoints each of John C. Dean and Glenn K.C. Ching as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement, any other registration statements and exhibits thereto that is the subject of this registration statement filed pursuant to Rule 462 under such Act, and any and all applications, instruments and other documents to be filed with the U.S. Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Dean	Chief Executive Officer (Principal Executive Officer), Chairman of the Board	June 11, 2014
John C. Dean

/s/ Denis K. Isono	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 11, 2014
Denis K. Isono

/s/ Alvaro J. Aguirre	Director	June 11, 2014
Alvaro J. Aguirre

/s/ James F. Burr	Director	June 11, 2014
James F. Burr

/s/ Christine H.H. Camp	Director	June 11, 2014
Christine H.H. Camp

/s/ Earl E. Fry	Director	June 11, 2014
Earl E. Fry

/s/ Paul J. Kosasa	Director	June 11, 2014
Paul J. Kosasa

/s/ Duane K. Kurisu	Director	June 11, 2014
Duane K. Kurisu

/s/ Colbert M. Matsumoto	Director	June 11, 2014
Colbert M. Matsumoto

	Director	June , 2014
Crystal K. Rose

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Honolulu, state of Hawaii, on June 12, 2014.

CENTRAL PACIFIC BANK 401(K) RETIREMENT SAVINGS PLAN
(Registrant)

/s/ Patty Foley
Patty Foley
Plan Administrator

EXHIBIT INDEX

Exhibit No.	Document
4.1	Restated Articles of Incorporation of the Registrant (1)

4.2	Bylaws of the Registrant, as amended (2)

4.3	Registrant’s 401(k) Plan, as amended*

5.1	Opinion of Glenn K.C. Ching, General Counsel to the Registrant *

5.2	IRS Determination Letter with respect to the Plan*

23.1	Consent of KPMG, LLP *

23.2	Consent of Glenn K.C. Ching, General Counsel to the Registrant (Included in Exhibit 5.1) *

24.1	A power of attorney is set forth on the signature page to this Registration Statement

*Filed herewith

(1)                                 Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 9, 2014 and incorporated herein by reference..

(2)                                 Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 27, 2012, and incorporated herein by reference.